                                     SCHEDULE 14A
                                    (Rule 14a-101)

                       INFORMATION REQUIRED IN PROXY STATEMENT
                               SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No.      )

Filed by the registrant  [X]

Filed by a party other than the registrant  [ ]

Check the appropriate box:
[ ] Preliminary proxy statement
[X] Definitive proxy statement
[ ] Definitive additional materials
[ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a- 12


                              PEOPLES FIRST CORPORATION
--------------------------------------------------------------------------------
                   (Name of Registrant as Specified in Its Charter)


                              PEOPLES FIRST CORPORATION
--------------------------------------------------------------------------------
                      (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):
    [X]  $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(j)(2).
    [ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
    [ ] Fee computed on table below per Exchange Act Rule 14a-6(i)(4) and 0-11.

    (1)  Title of each class of securities to which transactions applies:

--------------------------------------------------------------------------------

    (2)  Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

    (3) Per unit price of other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)

--------------------------------------------------------------------------------

    (4)  Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1)  Amount previously paid:

--------------------------------------------------------------------------------

    (2)  Form, schedule or registration statement no.:

--------------------------------------------------------------------------------

    (3)  Filing party:

--------------------------------------------------------------------------------

    (4)  Date filed:

--------------------------------------------------------------------------------
    (1)Set forth the amount on which the filing fee is calculated and state how it was determined.

[PEOPLES FIRST CORPORATION LETTERHEAD]


                                  March 20, 1995


Dear Shareholder:

    We are enclosing Peoples First Corporation's 1995 Annual Report, Notice of the 1996 Annual Meeting of Shareholders, proxy statement, and proxy form. For shareholders participating in the Corporation's Share Owner Dividend Reinvestment and Stock Purchase Plan, the enclosed proxy form will also represent shares held in the dividend reinvestment plan.

    PLEASE NOTE THAT THE CORPORATION'S 1996 ANNUAL MEETING WILL BE HELD AT 4:00 P.M., ON THURSDAY, MAY 2, 1996, AT THE EXECUTIVE INN, INTERNATIONAL ROOMS A AND B, ONE EXECUTIVE BOULEVARD, PADUCAH, KENTUCKY.

    Even if you are planning to attend the Annual Meeting in person, we would appreciate your signing the enclosed proxy form and returning it in the enclosed self-addressed envelope to our proxy tabulating agent, Boatmen's Trust Company. You may revoke the proxy form at the meeting should you desire to vote your shares in person.

                                  Very truly yours,
                                  /s/ Aubrey W. Lippert
                                  Aubrey W. Lippert
                                  Chairman of the Board and President

                              PEOPLES FIRST CORPORATION
                                 100 South 4th Street
                                 Post Office Box 2200
                             Paducah, Kentucky 42002-2200



                       NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                TO BE HELD MAY 2, 1996


    The Annual Meeting of Shareholders of Peoples First Corporation (the "Corporation") will be held at 4:00 p.m. (local time) on Thursday, May 2, 1996, at the Executive Inn, International Rooms A and B, One Executive Boulevard, Paducah, Kentucky. The Annual Meeting will be held for the following purposes:

    1.   ELECTION OF DIRECTORS.  To elect seven directors.

    2. RATIFICATION OF APPOINTMENTS TO AUDIT COMMITTEE. To act upon a proposal to ratify the appointment of directors to the Audit Committee of the Corporation's Board of Directors.

    3. OTHER BUSINESS. To act upon such other matters as may properly be brought before the Annual Meeting or any adjournment thereof.

    Information regarding the matters to be acted upon at the Annual Meeting is contained in the Proxy Statement accompanying this Notice.

    Only those holders of record of the Corporation's common stock at the close of business on March 22, 1996, are entitled to notice of and to vote at the Annual Meeting and any adjournment thereof.

                             BY ORDER OF THE BOARD OF DIRECTORS

                             /s/A. Howard Arant

                             A. Howard Arant
                             Secretary

Paducah, Kentucky
March 25, 1996




-------------------------------------------------------------------------------

                                YOUR VOTE IS IMPORTANT

                 PLEASE DATE, SIGN, AND PROMPTLY RETURN THE ENCLOSED
                   PROXY IN THE ACCOMPANYING POSTAGE PAID ENVELOPE.
-------------------------------------------------------------------------------

                              PEOPLES FIRST CORPORATION
                                 100 South 4th Street
                                 Post Office Box 2200
                            Paducah, Kentucky  42002-2200


                          PROXY STATEMENT FOR ANNUAL MEETING
                        OF SHAREHOLDERS TO BE HELD MAY 2, 1996


       The Board of Directors of Peoples First Corporation (the "Corporation") is soliciting the accompanying proxy form for use at the 1996 Annual Meeting of Shareholders to be held at 4:00 p.m. (local time), on Thursday, May 2, 1996, at the Executive Inn, International Rooms A and B, One Executive Boulevard, Paducah, Kentucky.

       Only holders of record of the Corporation's common stock (the "Common Stock") at the close of business on March 22, 1996 (the "Record Date"), are entitled to notice of and to vote at the Annual Meeting. On March 22, 1996, there were 9,243,808 shares of Common Stock issued, outstanding, and entitled to vote at the Annual Meeting.

       Each holder of Common Stock has one vote per share in all matters coming before the Annual Meeting, except for the election of directors. In the election of directors, each shareholder is entitled to vote the number of shares held on the Record Date multiplied by the number of directors to be elected, and may cast all of those votes for a single nominee or may distribute the votes among as many nominees as desired. The Board of Directors is soliciting authority for the proxies to vote shares in this fashion at their discretion. Proxy forms may be revoked at any time before the taking of the vote at the 1996 Annual Meeting by delivering written notice of revocation to the Corporation's Secretary.

       Share amounts and per share information in this Proxy Statement have been adjusted to reflect 5% stock dividends declared by the Corporation on April 28, 1995 and January 17, 1996.

       This Proxy Statement and the accompanying proxy form are first being sent or given to shareholders on or about March 25, 1996.


                                PRINCIPAL SHAREHOLDERS

       The following table sets forth, as of March 22, 1996, certain information with respect to each person known to the Corporation to beneficially own five percent or more of the outstanding Common Stock, as well as the aggregate number of shares of Common Stock beneficially owned by all of the directors and officers of the Corporation and executive officers of the Corporation's affiliate banks (the "Banks") as a group.


                                        Number of Shares
                                         and Nature of                 Percentage
     Name and Address                  Beneficial Ownership             of Class
     ----------------                  --------------------            ----------
     Peoples First National               1,197,212(1)                   13.0%
      Bank and Trust Company ("PFNB")
     100 S. 4th Street
     P. O. Box 1920
     Paducah, Kentucky 42001

     All Directors and Officers
      of the Corporation and Executive
      Officers of the Banks as a
      Group (26 persons)                  1,209,771(2)                   12.7%(3)

     -------------------------------


    (1) Includes 890,071 shares PFNB holds in a fiduciary capacity, as trustee, executor or otherwise, including 745,830 shares held with sole voting and dispositive power, and 144,241 shares held with shared voting and dispositive power. In addition, PFNB holds 307,141 shares as Trustee for the Corporation's Employee Stock Ownership Plan (the "ESOP"), with respect to which PFNB has sole dispositive power. PFNB must vote 307,141 shares as specifically directed by each ESOP member with respect to the shares allocated to that member's account.

    (2) The number of shares owned by individual directors and executive officers of the Corporation and the nature of their beneficial ownership are set forth in the table under "ELECTION OF DIRECTORS." Other officers of the Corporation and executive officers of the Banks beneficially own 92,389 shares.

    (3) Shares of Common Stock subject to options that are or will become exercisable within 60 days have been deemed outstanding for computing the percentage of class of the group, whose members hold the options, but are not deemed outstanding for computing the percentage of class of any other person.


                                ELECTION OF DIRECTORS

            The Corporation's Board of Directors consists of 19 members in three classes. Directors are elected to three-year terms, and ordinarily one class of directors is elected at each annual meeting of shareholders.

            The Corporation will elect seven directors at the 1996 Annual Meeting. James T. Holloway, Allan B. Kleet, R. E. Pugh, Neal Ramage, Mary Warren Sanders and Victor F. Speck have been nominated for election as directors for terms expiring at the 1999 Annual Meeting. Glen Berryman has been nominated for election as a director for a term expiring at the 1998 Annual Meeting. Mr. Berryman will fill the vacancy created by the resignation of Gathiel Baker from the Board effective May 2, 1996 due to his attaining the retirement age of 70. The Board of Directors wishes to express its appreciation to Mr. Baker for his service as a director of the Corporation and First Kentucky Federal Savings Bank.

            The Corporation's Articles of Incorporation provide that the number of its directors will be fixed from time to time by the Board of Directors. Between meetings of shareholders held for the election of directors, the Board of Directors may increase or decrease the number of directors last approved by the shareholders by thirty percent (30%) or less. Any vacant directorship, whether resulting from an increase in the number of directors or otherwise, may be filled by the affirmative vote of the majority of the Directors then in office, whether or not a quorum of the Board of Directors exists at the time of the vote, for a term of office continuing only until the next election of directors by the shareholders. A decrease in the number of directors, however, will not have the effect of shortening the term of any incumbent director.

            If any named nominee should refuse or be unable to serve, the Board of Directors believes the persons designated as proxies will vote the shares represented by the enclosed proxy form for the substitute nominee, if any, proposed by the Board of Directors. No circumstances are now known, however, that would prevent any of the nominees from serving. In the election of directors, the designated proxies may cumulatively cast the votes authorized by each proxy form received if such action is deemed by them to be appropriate. Proxy forms cannot be voted for a greater number of persons than the number of nominees named.

            The seven nominees receiving the most votes cast in their favor at the Annual Meeting will be elected as directors. Shares represented by proxy forms withholding authority to vote for a named nominee will not be voted for that nominee, and broker nonvotes will not be counted. The Board of Directors is soliciting discretionary authority to vote shares represented by signed proxy forms on which no vote is indicated for each of the named nominees, or their substitutes, if any.

            THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE ELECTION OF EACH OF THE BOARD'S NOMINEES.

            The following information is furnished as of March 22, 1996, with respect to each person nominated for election as a director at the 1996 Annual Meeting, each director whose term will continue after the 1996 Annual Meeting, and each nondirector executive officer of the Corporation included in the summary compensation table on page 11. Unless otherwise indicated, each person has been engaged in the listed occupation for the past five years.




                                                                     Shares of
                                                  Director           Common Stock
Name, Age, Principal Occupation or Position,    or Executive         Beneficially      Percentage of
 Other Directorships                             Officer Since       Owned (1)         Class (2)
---------------------------------------------    -------------        ------------      -------------
                                NOMINEE FOR A TERM ENDING IN 1998

GLEN BERRYMAN, 58. . . . . . . . . . . . . . .       --                 8,115                 *
  Independent insurance agent,
   Berryman Insurance

                               NOMINEES FOR A TERM ENDING IN 1999

JAMES T. HOLLOWAY, 65. . . . . . . . . . . . .      1994             51,897(3)                *
  Consultant, Peoples Security Finance Co.
   Director, Southern Finance Co.

ALLAN B. KLEET, 47 . . . . . . . . . . . . . .      1986             67,616(4)                *
  Chief Financial Officer and Treasurer
   of the Corporation

RUFUS E. PUGH, 61. . . . . . . . . . . . . . .      1987              7,956(5)                *
  President of Golden Eagle Distributing, Inc.,
   a wholesale beer distributor

NEAL H. RAMAGE, 57 . . . . . . . . . . . . . .      1989             43,983(6)                *
  President and Chief Executive Officer
   Peoples First of Livingston County


                                     - 3 -




                                                                     Shares of
                                                  Director           Common Stock
Name, Age, Principal Occupation or Position,    or Executive         Beneficially      Percentage of
 Other Directorships                            Officer Since        Owned (1)         Class (2)
---------------------------------------------   -------------        ------------      -------------
MARY WARREN SANDERS, 47. . . . . . . . . . .        1992             85,204(7)                *
  Certified Public Accountant with Michael D.
   Pierce, CPA since 1992
  Formerly with Richardson, Howe, and
   Wilson, CPAs

VICTOR F. SPECK, JR., 60 . . . . . . . . . .        1987             39,194(8)                *
  President of Welders Supply Company, Inc.,
   a supplier of welding products and
   equipment

                                    TO CONTINUE IN OFFICE UNTIL 1997

WALTER L. APPERSON, 63 . . . . . . . . . . .        1992                1,862                 *
  President and Chief Executive Officer,
   Murray Ledger and Times, a daily newspaper

WILLIAM R. DIBERT, 58. . . . . . . . . . . .        1989               10,252                 *
  President and Chief Executive Officer of
   Crounse Corporation, a river transportation
   company

R. E. FAIRHURST, JR., 49 . . . . . . . . . .        1987             120,778(9)             1.3%
  Owner of Fairhurst Realty, real estate brokers

DENNIS W. KIRTLEY, 52. . . . . . . . . . . .        1994             87,016(10)               *
  President and Chief Executive Officer
   of First Kentucky Federal Savings Bank

AUBREY W. LIPPERT, 55. . . . . . . . . . . .        1983             201,407(11)            2.2%
  Chairman of the Board, President, and Chief
   Executive Officer of the Corporation;
   Chairman of the Board and Chief Executive
   Officer of PFNB

ALLAN RHODES, JR. 45 . . . . . . . . . . . .        1991             18,212(12)               *
  President of Bluegrass Honda-BMW, Inc., an
   automobile dealership

                                 TO CONTINUE IN OFFICE UNTIL 1998

JOE DICK, 68 . . . . . . . . . . . . . . . .        1992             30,376(13)               *
  Vice Chairman of the Corporation
  Formerly Chairman and Chief Executive
   Officer of Bank of Murray

WILLIAM ROWLAND HANCOCK, 48. . . . . . . . .        1989             35,810(14)               *
  President of Hancock Fabrics, Inc., a
   fabrics retailer

ROBERT P. MERIWETHER, 49 . . . . . . . . . .        1987             142,744(15)            1.5%
  Neurosurgeon


                                     - 4 -



                                                                     Shares of
                                                  Director           Common Stock
Name, Age, Principal Occupation or Position,    or Executive         Beneficially      Percentage of
 Other Directorships                             Officer Since       Owned (1)         Class (2)
---------------------------------------------   -------------        ------------      -------------
JOE HARRY METZGER, 66. . . . . . . . . . . .        1983             25,563(16)               *
  Vice President of R & M Grocery Co. since 1991
  Former President of Metzger Packing Co., Inc.,
   a meat packing company

JERRY L. PAGE, 62. . . . . . . . . . . . . .        1983             130,407(17)            1.4%
  Business Consultant

C. STEVE STORY, 49 . . . . . . . . . . . . .        1994               3,809(18)              *
  President and Chief Executive Officer  of
   Peoples First of Calloway County
  Formerly President and Chief Executive Officer
   of Liberty Bank and Trust Co., Mayfield,
   Kentucky

                                     CERTAIN EXECUTIVE OFFICERS

GEORGE B. SHAW, 50 . . . . . . . . . . . . .        1993               5,181(19)              *
  President and Chief Operating
   Officer of PFNB since 1993
  Former President and Chief
   Executive Officer of Bowling
   Green Bank & Trust Co.



    -------------------------------------

    *       Represents 1% or less of the outstanding Common Stock.

    (1) In the table above, the named person has sole voting and dispositive power with respect to the reported shares unless otherwise indicated. When joint ownership is noted, the joint owners share voting and dispositive power with respect to the shares. When holdings of a family member are included but are noted as being held "individually," the family member has sole voting and investment powers with respect to the indicated shares.

    (2) Shares of Common Stock subject to currently exercisable options are deemed outstanding for computing the percentage of class of the person holding such options but are not deemed outstanding for computing the percentage of class of any other person.

    (3)     Includes 51,202 shares owned jointly by Mr. Holloway and his wife.

    (4) Includes 62,511 shares subject to currently exercisable stock options, 675 shares held individually by Mr. Kleet's wife, and 2,917 shares held in Mr. Kleet's ESOP account for which he has voting but no investment power. Mr. Kleet disclaims beneficial ownership of the shares held by his wife.

    (5)     Includes 2,042 shares held jointly by Mr. Pugh and his wife.

    (6) Includes 19,624 shares subject to currently exercisable stock options, 602 shares held in Mr. Ramage's ESOP account for which he has voting but no investment power, and 23,577 shares held jointly by Mr. Ramage and his wife.

    (7) Includes 9,437 shares held individually by Ms. Sanders' husband and 74,852 held in trust of which Ms. Sanders is beneficial owner with voting and dispositive rights.

    (8)     Includes 5,328 shares held individually by Mr. Speck's wife.

    (9) Of the listed shares, Mr. Fairhurst's wife holds 5,821 shares individually, and Mr. Fairhurst's sons hold 1,058 shares. In addition, Mr. Fairhurst holds 70,560 shares as trustee for two trusts created by his father's estate, with respect to which he has sole voting and investment power.

    (10) Includes 68,751 shares held jointly by Mr. Kirtley and his wife, 1,250 shares held individually by Mr. Kirtley's wife and 2,698 shares held in Mr. Kirtley's First Kentucky Federal ESOP account for which he has voting but no investment power.

    (11) Includes 119,621 shares subject to currently exercisable stock options and 20,463 shares held in Mr. Lippert's ESOP account for which he has voting but no investment power.

    (12)    Includes 17,771 shares held jointly by Mr. Rhodes and his wife.

    (13)    Includes 551 shares held jointly by Mr. Dick and his wife.

    (14) Includes 6,062 shares held jointly by Mr. Hancock and his wife and 1,760 shares owned by Mr. Hancock's minor children.

    (15) Includes 90,994 shares held by Dr. Meriwether as trustee for the Meriwether PSC Pension Plan, for which he holds sole voting and investment power.

    (16)    Includes 22,752 shares held individually by Mr. Metzger's wife.

    (17) Includes 110,250 shares held in trust for the joint benefit of Mr. Page and his wife.

    (18) Includes 2,018 shares owned jointly by Mr. Story and his wife, and 1,653 shares subject to currently exercisable stock options.

    (19) Includes 4,961 shares subject to currently exercisable stock options.

    -------------------------------------

            The Corporation's subsidiary Banks have engaged, and expect to engage in the future, in banking transactions in the ordinary course of business with various directors and officers of the Corporation and the Banks and with many of their associates on substantially the same terms (including interest rates and collateral) as those prevailing at the time for comparable transactions with others. In the opinion of management, such loans did not involve more than normal risk of collectability or present other unfavorable features. The aggregate balance of outstanding loans to directors and officers of the Corporation and the Banks and certain corporations and individuals related to such persons totaled $13,445,000 or 10.5% of the Corporation's stockholders' equity as of December 31, 1995.


                         COMMITTEES OF THE BOARD OF DIRECTORS

            The Corporation's Executive Committee was established to assist the Chairman with decision making issues that arise between regular quarterly Board meetings. The Executive Committee also reviews and recommends to the Board of Directors the compensation of the principal officers of the Corporation and the Banks, and recommends persons to fill vacancies existing on the Board of Directors. The Executive Committee met eleven times during 1995. The present members of the Executive Committee are Messrs. Apperson, Dick, Hancock, Meriwether, Page, Pugh and Speck.

            The Corporation's Audit Review Committee, which is composed entirely of non-management directors, reviews the audit plans and results of audits of the Corporation and the Banks performed by the Corporation's internal audit department and independent certified public accountants. The Audit Committee also monitors the quality and composition of the Corporation's loan portfolio and reviews reports of the Corporation's loan review officers. Messrs. Fairhurst, Hancock, Rhodes, Speck and Ms.

    Sanders were approved as members of the Audit Committee at the 1995 Annual Meeting. The Audit Committee met five times during the year.

            The following is the provision of the Corporation's Bylaws regarding the nomination of directors by shareholders.

            SECTION 2.13 NOMINATION OF DIRECTORS.

                    (a) Nominations for election to the Board of Directors may be made by the Board of Directors or by any shareholder. Any shareholder who intends to nominate or to cause to have nominated any candidate for election to the Board of Directors (other than a candidate nominated by the Board of Directors) shall deliver or mail written notification of the nomination to the President not less than fourteen days nor more than fifty days before any meeting of shareholders called for the election of directors; provided, however, that if less than twenty-one days' notice of the meeting is given to shareholders, such notification shall be delivered or mailed to the President not later than the close of business on the seventh day following the notice of meeting was mailed. Any such notification shall contain the following information to the extent known to the notifying shareholder or shareholders:

                    (1)  The name and address of each proposed nominee;

                    (2)  The principal occupation of each proposed nominee;

                    (3) The total number of shares that, to the knowledge of the notifying shareholder or shareholders, will be voted for each proposed nominee;

                    (4) The name and residence address of each notifying shareholder; and

                    (5) The number of shares owned by each notifying shareholder.

                    (b) The chairman of any meeting of shareholders held for the election of directors may disregard any nomination for director not made in accordance with the provisions of this Section, and upon the instruction of the chairman, the inspectors of election shall disregard all votes cast for any nominee whose nomination was not made in accordance with the provisions of this Section.

    DIRECTOR COMPENSATION

            The Board of Directors held a total of seven regularly scheduled and special meetings during 1995. Directors who are not employees of the Corporation generally receive an annual fee of $4,000 for their services. Directors who are employees of the Corporation generally do not receive a fee for their services, with the exception of Mr. Kirtley, Mr. Ramage and Mr. Story. In 1995, all Directors attended at least 75 percent of the total number of meetings of the Board of Directors and committees on which they served as members.

            Joe Dick, Vice Chairman and a director of the Corporation and the former President, Chief Executive Officer and Chairman of Bank of Murray (now Peoples First of Calloway County), has served as a consultant to Peoples First of Calloway County since his retirement as of January 1, 1993. Under the terms of a consulting and non-competition agreement between Mr. Dick and the Corporation, Mr.

    Dick provides consulting services to Peoples First of Calloway County, including advisory services with respect to marketing, business development and operations, for a term through December 31, 1997. For his consulting services, Mr. Dick is paid $100,000 per year.

            Dennis W. Kirtley, a director of the Corporation and President of First Kentucky Federal Savings Bank, entered into an employment agreement with First Kentucky as of March 10, 1994. The employment agreement provides for Mr. Kirtley's continued employment as President and Chief Executive Officer of First Kentucky for three years from that date at a base salary of $105,000 per year. Mr. Kirtley has the right to compensation or other benefits after termination of employment only when such termination is without "just cause" (as defined). If employment is terminated without just cause, Mr. Kirtley is entitled to receive his salary up to the date of termination of his employment agreement plus an additional twelve-month period, but in no event more than three years' salary, and the cost of his obtaining all health, life and disability benefits for a period of one year from the date of termination, unless he obtains comparable benefits elsewhere through other employment prior to the end of the twelve-month period.

            C. Steve Story, a director of the Corporation and President of Peoples First of Calloway County, and formerly President and Chief Executive Officer of Liberty Bank and Trust Co. (now Peoples First of Graves County), entered into an employment agreement with Liberty Bank and Peoples First dated as of October 7, 1994. The employment agreement provides for Mr. Story's employment as President and Chief Executive Officer of Liberty Bank, or in such other executive capacity as the Board of Directors shall designate, for a three-year term expiring October 7, 1997, at an annual base salary of $105,000. In addition, Mr. Story can earn an annual $35,000 bonus for satisfactory performance during each calendar year and an additional annual $35,000 bonus based on the performance of Peoples First of Calloway County, the Corporation, and Mr. Story during each calendar year in accordance with mutually agreed upon annual bonus programs. In accordance with the employment agreement, Mr. Story was awarded a one-time grant of options to purchase 16,538 shares at an exercise price of $17.69. Upon termination of his employment, Mr. Story is entitled to receive salary and benefits payable during the term of his employment agreement unless he voluntarily terminates his employment or his employment is terminated for "cause" (as defined).

                          REPORT OF THE EXECUTIVE COMMITTEE
                              ON EXECUTIVE COMPENSATION

    The Corporation's Executive Committee is comprised entirely of independent, nonemployee directors. The Executive Committee has the responsibility for reviewing and recommending to the Board of Directors the compensation paid to the executive officers of the Corporation.

    The Corporation's executive compensation program is structured to help the Corporation achieve its business objectives by:

    - Setting levels of compensation designed to attract talented executives in a highly competitive banking environment;

    - Providing annual cash incentive compensation based on the Corporation's attainment of targeted earnings or other appropriate performance goals; and

    - Providing long-term incentive compensation in the form of stock options designed to align executives' interests with the interests of the Corporation's shareholders.

BASE SALARIES

    The Executive Committee recommends salary levels for the Corporation's executive officers that are intended to be consistent with industry practice and level of responsibility, with salary increases reflecting competitive trends, the overall financial performance of the Corporation, and the performance of the individual executive. The Corporation engages independent consultants from time to time to assist with compensation policy issues. The recommendations for 1995 base salaries for executive officers were intended to approximate the median base salaries paid to executives having similar responsibilities with banks or bank holding companies of comparable asset size to the Corporation, based on data compiled by the Corporation's consultant. Annual increases in base salary are based on the Committee's assessment of each executive's performance and a comparison of the executive's salary to the median for executives with similar responsibilities at comparable institutions.

ANNUAL BONUS

    To insure that a significant portion of compensation is based on performance, the annual bonus payable to each executive officer of the Corporation is based upon the attainment of a targeted performance ratio by the Corporation or the affiliate that employs the executive officer. At the beginning of each fiscal year, the Committee establishes the range of performance objectives that will qualify for a bonus and budgets a certain amount for the bonus based on a percentage of salary for participants at various levels of responsibility. For 1995, the Corporation's two senior corporate executives were eligible to earn a bonus based upon attainment of a specified earnings per share target by the Corporation. The Presidents of the affiliate Banks were eligible to earn a bonus based upon the attainment of specified loan and deposit growth rates by their respective Banks. The percentage of salary payable as a bonus ranges from 4.88% of salary for attainment of the minimum performance target to a maximum of 25.12% for attaining or exceeding the highest performance target. In 1995, the Corporation exceeded its earnings per share targets by approximately 6%, earning the senior corporate officers a bonus of 19.29% of salary.

STOCK OPTION GRANTS

    To link a portion of incentive compensation to the market performance of the Common Stock, the Corporation has periodically granted key employees stock options under its 1986 Stock Option Plan (the "Option Plan"). The Option Plan, as amended at the 1994 Annual Meeting, makes available for grants of options and other stock-based incentive awards a number of shares equal to 10% of the total number of shares of Common Stock issued and outstanding. In addition to providing key employees an incentive to put forth maximum effort for the Corporation's success, the Committee believes option grants appropriately give key employees a common interest with its shareholders in the Corporation's long-term share performance. In setting the number of shares subject to options and other terms and conditions of an individual grant, the Committee considers the individual's responsibilities and contribution to the success of the Corporation and the individual Bank. The aggregate exercise price of the options granted to an executive officer generally approximate the officer's annual salary, with adjustments based upon the Committee's assessment of the officer's contribution to the Corporation's performance. Consistent with the long-term incentive purpose of option grants, each grant generally provides that options become exercisable with respect to 10% of the underlying shares each year. In December 1995, the Committee recommended awards for options for 25,410 shares to the named executive officers.

CHIEF EXECUTIVE OFFICER'S COMPENSATION IN 1995

    In 1995, the Corporation's earnings per share increased by 11.3% to $1.57 per share, exceeding its earnings per share target by more than 6%. As a result, under the Corporation's bonus formula, Mr. Lippert earned an annual bonus of $43,402 or 19.29% of his base salary. Mr. Lippert's base salary for 1995 was not increased over the level of 1994, when earnings increased by 2.6%. Earnings per share for 1994 were affected by the completion of two significant acquisitions in 1994, which were accounted for as poolings-of-interest, and costs associated with the acquisitions. The Corporation's return on average equity and return on average assets increased for 1995 to 12.46% and 1.19%, respectively, from 12.15% and 1.11%, respectively, for 1994. In December 1995, Mr. Lippert was awarded options for 12,600 shares of Common Stock having an aggregate exercise price equal to 1.25 times his annual salary for 1995. The market price per share of Common Stock at the end of 1995 was $22.38, compared to $17.69 and $23.13 at the end of 1994 and 1993, respectively.


                                 EXECUTIVE COMMITTEE
                              OF THE BOARD OF DIRECTORS

Walter L. Apperson      William Rowland Hancock       Rufus E. Pugh
Joe Dick                Robert P. Meriwether          Victor F. Speck, Jr.
                        Jerry L. Page

                              SUMMARY COMPENSATION TABLE

     The following table sets forth information with respect to the compensation of the Corporation's Chief Executive Officer and its most highly compensated executive officers whose total annual salary and bonus for 1995 exceeded $100,000.



                                                    Annual Compensation
                                               -----------------------------
                                                                     Other         Long-Term         All
Name and Principal                                                   Annual       Compensation   Other Com-
     Position                     Year     Salary    Bonus        Compensation(1)  Options (#)   pensation(2)
---------------                    ----     ------    -----        ---------------  -----------   ------------
AUBREY W. LIPPERT                 1995   $225,000   $43,402             $0          12,600        $8,798
 Chairman of the Board,           1994    225,000         0              0          13,230         8,657
 President and Chief              1993    200,000    22,280              0               0        11,608
 Executive Officer
 of the Corporation,
 Chairman of the Board
 and Chief Executive
 Officer of PFNB

ALLAN B. KLEET                    1995    138,244    26,667              0           6,510         8,036
 Chief Financial Officer          1994    129,200         0              0           5,513         7,389
 and Treasurer                    1993    110,000    12,254              0               0         6,427
 of the Corporation

GEORGE B. SHAW                    1995    133,560         0              0           6,300         7,765
 President and Chief              1994    126,000    10,282              0           5,513         3,799
 Operating Officer of             1993     69,231    58,000              0          11,025           218
 PFNB(3)

DENNIS W. KIRTLEY                 1995    107,096     8,674         10,200               0         6,372
 President of First Kentucky      1994    107,341     9,132         10,200               0         6,225
 Federal Savings Bank(4)

C. STEVE STORY                    1995    105,000     7,000          7,950               0         6,215
 President of Peoples             1994     72,000     7,250          5,900          16,538            11
 First of Calloway County(5)

-------------------
(1) Does not include perquisites, the value of which in all cases did not exceed 10% of the total of the named individual's salary and bonus. Listed amounts represent fees for service as directors of the Corporation and affiliate Banks.

(2) The following amounts are included in the above table. Contributions made under the Employee Stock Ownership Plan in 1995 were Mr. Lippert $3,752; Mr. Kleet $3,458; Mr. Shaw $3,341; Mr. Kirtley $2,819; Mr. Story $2,677.
    Contributions made under the 401(k) Plan in 1995 were: Mr. Lippert $4,500; Mr. Kleet $4,147; Mr. Shaw $4,007; Mr. Kirtley $3,213; Mr. Story $3,210.
    Life insurance premiums paid in 1995 were Mr. Lippert $546; Mr. Kleet $431; Mr. Shaw $417; Mr. Kirtley $340; Mr. Story $328.

(3) Mr. Shaw joined the Corporation as President and Chief Operating Officer of PFNB on May 7, 1993.

(4) Mr. Kirtley became an executive officer upon First Kentucky Federal Savings Bank's affiliation with the Corporation effective March 10, 1994.

(5) Mr. Story became an executive officer upon Liberty Bank and Trust Co.'s affiliation with the Corporation effective October 7, 1994.

                        OPTION/SAR GRANTS IN LAST FISCAL YEAR


                                                                                       Potential Realizable
                                                                                       Value at Assumed
                                                                                       Annual Rates of Stock
                                                                                       Price Appreciation for
                                  Individual Grants                                    Option/SAR Term(1)
---------------------------------------------------------------------------------------------------------------
                                                             Exercise
                   Number of Securities  % of Total Options/  or Base
                   underlying Options/   SARs Granted to      Price        Expiration
Name               SARs Granted          Employees in 1995   ($/sh)          Date          5%        10%
----               --------------------  ------------------   --------     -----------      --        ---
Aubrey W. Lippert      12,600                 30.4%          $22.38       12/19/2005   $177,348   $449,435
Allan B. Kleet          6,510                 15.7%           22.38       12/19/2005     91,630    232,208
George B. Shaw          6,300                 15.2%           22.38       12/19/2005     88,674    224,718
Dennis W. Kirtley         0                    --             --               --           --        --
C. Steve Story            0                    --             --               --           --        --





---------------------
(1) If the market price of the Common Stock increased by 5% per year and 10% per year for the ten years after the date of grant, the total increase in shareholder value would be $136,614,000 and $346,208,000, respectively.





                 AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR END OPTION/SAR VALUES


                                                             Number of Securities
                                                            Underlying Unexercised            Value of Unexercised In-the-Money
                   Shares Acquired       Value               Options at Year End(#)                 Options at Year End($)
                                                       --------------------------------       ---------------------------------
Name                    on Exercise (#)     Realized($)     Exercisable(1)     Unexercisable       Exercisable(1)      Unexercisable
----                    ---------------     -----------     --------------     -------------       --------------      -------------

Aubrey W.                 0                $0             113,925             31,950          $1,683,719               $77,200
Lippert

Allan B. Kleet            0                 0              59,535             16,805             852,823                55,018

George B. Shaw            0                 0               4,725             17,025              31,038                45,338

C. Steve Story            0                 0               1,575             14,175               7,763                69,863


--------------------
(1) Includes options that became exercisable on or before January 6, 1996.

           COMMON STOCK PERFORMANCE VERSUS NASDAQ STOCK MARKET (U.S.)
                         AND NASDAQ BANK STOCKS INDICES

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                                1990       1991       1992       1993       1994       1995
The Corporation                $ 100.00   $ 130.59   $ 183.00   $ 293.57   $ 228.87   $ 297.75
NASDAQ Stock Market (U.S.)     $ 100.00   $ 160.56   $ 186.87   $ 214.51   $ 209.69   $ 296.30
NASDAQ Bank Stock              $ 100.00   $ 164.09   $ 238.85   $ 272.39   $ 271.41   $ 404.35

    The graph above assumes $100 invested on December 31, 1990 in the Corporation's Common Stock, the NASDAQ Stock Market (U.S.) Index, and the NASDAQ Bank Stocks Index, and assumes reinvestment of dividends.

                   RATIFICATION OF APPOINTMENTS TO AUDIT COMMITTEE

    The Board of Directors has appointed Messrs. Fairhurst, Hancock, Rhodes and Speck and Ms. Sanders to serve on the Audit Committee, subject to ratification by the Corporation's shareholders at the Annual Meeting. The ratification of the appointments to the Audit Committee by the shareholders is not required by law or by the Corporation's Bylaws. The Board of Directors is submitting this matter to the shareholders in the belief that it is a good practice to do so.

    THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS RATIFY THE APPOINTMENTS OF THE MEMBERS OF THE AUDIT COMMITTEE.

    In the absence of instruction to the contrary, shares represented by proxy forms will be voted in favor of the ratification of the members of the Audit Committee. If the number of the votes cast in favor of the ratification of the appointments, does not exceed the number of votes cast against ratification, the appointees will decline to serve, and the Board of Directors will appoint other non-management directors to serve on the Audit Committee, whose appointment will be subject to ratification by the shareholders at the 1997 Annual Meeting. Abstentions and broker nonvotes will not be counted as either in favor or against this proposal.

                     INFORMATION CONCERNING INDEPENDENT AUDITORS

    The firm of KPMG Peat Marwick LLP, Certified Public Accountants, has served as independent auditors for the Corporation since its commencement of operations in 1983. Representatives of KPMG Peat Marwick LLP will be present at the 1996 Annual Meeting and will have the opportunity to make a statement, if they desire to do so, and to respond to appropriate questions.

                                       GENERAL

    All expenses of preparing, printing, mailing and delivering the Proxy Statement and all materials used in the solicitation of proxy forms will be borne by the Corporation. In addition to the use of the mails, proxy forms may be solicited by personal interview, telephone, and telegraph by directors, officers, and other employees of the Corporation, none of whom will receive additional compensation for such services. The Corporation will also request brokerage houses, custodians, and nominees to forward soliciting materials to the beneficial owners of the Common Stock held of record by them and will pay reasonable expenses of such persons for forwarding these materials.

SHAREHOLDER PROPOSALS

    Any proposals by shareholders to be presented at the 1997 Annual Meeting must be received by the Secretary of the Corporation prior to November 24, 1996, to be included in the Proxy Statement for the 1997 Annual Meeting.

SECTION 16(A) REPORTING DELINQUENCIES

    Section 16(a) of the Securities Exchange Act of 1934, as amended, requires directors and officers of the Corporation and persons who beneficially own ten percent or more of the Common Stock to file reports with the Securities and Exchange Commission and the Corporation with respect to their beneficial ownership of the Corporation's equity securities. Based on its review of the reports furnished to the

Corporation during and with respect to 1995, the Corporation believes that its directors, officers, and beneficial owners have filed all required reports in a timely manner.

OTHER MATTERS

    The directors and officers of the Corporation do not know of any matters to be presented for shareholder approval at the meeting other than those described in the Proxy Statement. If any other matters should come before the meeting, the Board of Directors intends that the persons designated on the enclosed proxy form, or their substitutes, will vote the shares represented by the proxy form in accordance with their best judgment on such matters.

    A copy of the Corporation's Annual Report on Form 10-K as filed with the Securities and Exchange Commission is available without charge by calling or writing Allan B. Kleet, Chief Financial Officer, Peoples First Corporation, P.O. Box 2200, Paducah, Kentucky 42002.

                                       By Order of the Board of Directors.

                                       A. Howard Arant
                                       Secretary
                                       PEOPLES FIRST CORPORATION

Paducah, Kentucky
March 25, 1996

                THIS PROXY FORM IS SOLICITED BY THE BOARD OF DIRECTORS

                   (PLEASE DATE, MARK, SIGN AND RETURN IMMEDIATELY)

                              PEOPLES FIRST CORPORATION
                                  Paducah, Kentucky

    The undersigned hereby appoints Henry O. Whitlow and Gary B. Houston, or either one of them (with full power to act alone), my proxy, each with the power to appoint his substitute, to represent me to vote all of the Corporation's Common Stock which I held of record or am otherwise entitled to vote, at the close of business on March 22, 1996, at the 1996 Annual Meeting of Shareholders to be held on May 2, 1996, at 4:00 p.m., and at any adjournments thereof, with all powers the undersigned would possess if personally present, as follows:


1.  ELECTION OF DIRECTORS.

        FOR all nominees listed below (except as otherwise indicated below)
    ---

        AGAINST all nominees listed below
    ---

            Glen Berryman, James T. Holloway, Allan B. Kleet, R. E. Pugh,
                  Neal Ramage, Mary Warren Sanders, Victor F. Speck

(INSTRUCTION:  To withhold authority to vote for any individual nominee, write the nominee's name on the line.)


              ---------------------------------------------------------

2.  RATIFICATION OF APPOINTMENTS TO AUDIT COMMITTEE.

             FOR                 AGAINST                 ABSTAIN
    -----               -----                    -----


3. OTHER BUSINESS. In their discretion, the Proxies are authorized to act upon such other matters as may properly be brought before the Annual Meeting or any adjournment thereof.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL OF THE NOMINEES LISTED IN ITEM 1 AND "FOR" ITEM 2.

    This proxy form relates to ALL shares owned by the undersigned, including any shares of Common Stock held in the undersigned's account under the Corporation's Share Owner Dividend Reinvestment and Stock Purchase Plan.

    This proxy form is solicited by the Board of Directors and will be voted as specified and in accordance with the accompanying proxy statement. If no instruction is indicated, this proxy form will be voted "FOR" all of the nominees listed in Item 1 or cumulatively, at the discretion of the Board of Directors, and "FOR" Item 2.

                            [PLEASE SIGN AND DATE ON BACK]

    Please sign exactly as name appears. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign full corporate name by President or other authorized officer. If a partnership, please sign partnership name by authorized person.


Please check one of the following:

    I will attend the Annual Meeting.
---
    I will not attend the Annual Meeting.
---


Date                , 1996
    ---------------



-----------------------------------------------------------
Signature



-----------------------------------------------------------
Signature if held jointly

                              ESOP PARTICIPANT DIRECTION

                   (PLEASE DATE, MARK, SIGN AND RETURN IMMEDIATELY)

                              PEOPLES FIRST CORPORATION
                                  Paducah, Kentucky

    The undersigned hereby directs Peoples First National Bank, as Trustee under the People First Employee Stock Ownership Plan (the "Plan") to appoint Henry O. Whitlow and Gary B. Houston, or either one of them (with full power to act alone), my proxy, each with the power to appoint his substitute, to represent me to vote all of the Corporation's Common Stock held by the Plan for my account at the close of business on March 22, 1996 that I am entitled to vote, at the 1996 Annual Meeting of Shareholders to be held on May 2, 1996, at 4:00 p.m., and at any adjournments thereof, with all powers the undersigned would possess if personally present, as follows:

    1.   ELECTION OF DIRECTORS.

              FOR all nominees listed below (except as otherwise indicated --- below)

              AGAINST all nominees listed below
         ---

            Glen Berryman, James T. Holloway, Allan B. Kleet, R. E. Pugh,
                  Neal Ramage, Mary Warren Sanders, Victor F. Speck

(INSTRUCTION: To withhold authority to vote for any individual nominee, write the nominee's name on the line below.)


              ---------------------------------------------------------

    2.   RATIFICATION OF APPOINTMENTS TO AUDIT COMMITTEE.

               FOR           AGAINST             ABSTAIN
         ---            ---                 ---

    3. OTHER BUSINESS. In their discretion, the Proxies are authorized to act upon such other matters as may properly be brought before the Annual Meeting or any adjournment thereof.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL OF THE NOMINEES LISTED IN ITEM 1 AND "FOR" ITEM 2.

    This direction form will be voted as specified and in accordance with the accompanying proxy statement. If no instruction is indicated, this direction form will be voted "FOR" all of the nominees listed in Item 1 or cumulatively, at the discretion of the Board of Directors, and "FOR" Item 2.


Date                , 1996
    ---------------               ---------------------------------------------
                                  Signature